UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

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John Hancock Variable Insurance Trust

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JOHN HANCOCK VARIABLE INSURANCE TRUST

200 Berkeley Street

Boston, Massachusetts 02116

August 21, 2024

Dear Variable Annuity and Variable Life Contract Owners:

Enclosed is the Information Statement of John Hancock Variable Insurance Trust (“JHVIT”) regarding a new subadvisory agreement between John Hancock Variable Trust Advisers LLC (the “Advisor”) and Boston Partners Global Investors, Inc. (“Boston Partners”) with respect to Disciplined Value Emerging Markets Equity Trust (formerly Emerging Markets Value Trust) and hereinafter referred to as the “Fund”) a series of JHVIT (the “Boston Partners Subadvisory Agreement”). The Board of Trustees of JHVIT (the “Board”) approved the new Subadvisory Agreement with Boston Partners at its regularly scheduled Board Meeting held on March 25-28, 2024. Boston Partners succeeded Dimensional Fund Advisors, LP (“DFA”) as subadvisor to the Fund, effective on May 29, 2024. This change also resulted in the termination of DFA as subadvisor to the Fund. As with the subadvisory agreement with DFA, pursuant to the Boston Partners Subadvisory Agreement, Boston Partners manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor.

Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund.

The Boston Partners Subadvisory Agreement is not expected to result in any reduction in the nature, extent, level or quality of subadvisory services provided to the Fund. The Fund’s advisory fees have decreased at all asset levels in connection with the new subadvisory arrangement with Boston Partners and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of an amendment to the advisory agreement and not a direct result of the Boston Partners Subadvisory Agreement. Please see below for further information.

Please note that JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change.

The enclosed Information Statement provides information about the Boston Partners Subadvisory Agreement and Boston Partners. If you have any questions regarding the Information Statement, please call the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029

— For John Hancock USA variable life contracts:	(800) 732-5543

— For John Hancock NY variable annuity contracts:	(800) 551-2078

— For John Hancock NY variable life contracts:	(800) 732-5543

Sincerely,

/s/ Harsha Pulluru
Harsha Pulluru
Assistant Secretary
John Hancock Variable Insurance Trust

JOHN HANCOCK VARIABLE INSURANCE TRUST

200 Berkeley Street

Boston, Massachusetts 02116

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT

FOR DISCIPLINED VALUE EMERGING MARKETS EQUITY TRUST

(FORMERLY EMERGING MARKETS VALUE TRUST)

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Disciplined Value Emerging Markets Equity Trust ((formerly Emerging Markets Value Trust) and hereinafter referred to as the “Fund”), a series of John Hancock Variable Insurance Trust (“JHVIT” or the “Trust”). At its in-person meeting held on March 25-28, 2024, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, the Fund’s investment advisor or subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement between John Hancock Investment Management LLC (the “Advisor”) and Boston Partners Global Investors, Inc. (“Boston Partners”), the new subadvisor, appointing Boston Partners to serve as the new subadvisor to the Fund (the “Boston Partners Subadvisory Agreement”). At the same time, the Board approved the termination of Dimensional Fund Advisors, LP (“DFA”) as subadvisor to the Fund. These changes became effective on May 29, 2024. This Information Statement is being delivered to shareholders on or about August 21, 2024. A discussion of the Board’s determination to appoint Boston Partners as the Fund’s subadvisor is provided in the “Board Consideration of Boston Partners Subadvisory Agreement” section below. JHVIT is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHVIT are divided into separate series or funds, including the Fund.

The Trust. The Trust is a Massachusetts business trust that is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). As of December 31, 2023, the Trust offered 50 separate series. The Trust does not sell its shares directly to the public but generally only to affiliated insurance companies and their separate accounts as the underlying investment media for variable annuity and variable life insurance contracts (“variable contracts”), certain entities affiliated with the insurance companies, as permitted by applicable law, and other series of the Trust that operate as funds of funds. Shares of the Trust also may be sold to unaffiliated insurance companies and their separate accounts and certain qualified pension and retirement plans.

Investment Management and Administration. The Advisor is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHVIT (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHVIT and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, the Advisor serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Distributors, LLC (the “Distributor”) serves as JHVIT’s distributor.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Boston Partners Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHVIT will furnish, without charge, a copy of its most recent annual and semiannual reports to any shareholder or variable contract owner upon request. A report may be obtained by contacting the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029

— For John Hancock USA variable life contracts:	(800) 732-5543

— For John Hancock NY variable annuity contracts:	(800) 551-2078

— For John Hancock NY variable life contracts:	(800) 732-5543

SUBADVISORY AGREEMENT

FOR DISCIPLINED VALUE EMERGING MARKETS EQUITY TRUST

As described in more detail in the introduction, at its in-person meeting held on March 25-28, 2024, the Board approved the Boston Partners Subadvisory Agreement appointing Boston Partners as subadvisor to the Fund, replacing the Fund’s former subadvisor, DFA.

As with the subadvisory agreement with DFA, pursuant to the Boston Partners Subadvisory Agreement, and as more fully described below, Boston Partners manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Boston Partners Subadvisory Agreement is not expected to result in any reduction in the nature, extent, level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund to the Advisor have decreased at all asset levels in connection with the Boston Partners Subadvisory Agreement. The subadvisory fee rates are paid by the Advisor, and not by the Fund. In connection with the appointment of Boston Partners, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The Boston Partners Subadvisory Agreement has an effective date of May 29, 2024 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on March 25-28, 2024. At the same in-person Board meeting held on March 25-28, 2024, the subadvisory agreement with DFA, dated April 28, 2006, as amended (the “DFA Subadvisory Agreement”) was terminated. The DFA Subadvisory Agreement was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 27-29, 2023 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

BOSTON PARTNERS

Boston Partners is a Delaware limited liability company that is registered as an investment advisor under the Advisers Act. The principal offices of Boston Partners are located at One Beacon Street, 30th Floor, Boston, MA 02108.

Boston Partners Subadvisory Agreement

The principal responsibilities of Boston Partners under the Boston Partners Subadvisory Agreement and of DFA under the DFA Subadvisory Agreement are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below. The terms of the agreement are substantially similar as noted below under “Comparison of DFA Subadvisory Agreement and Boston Partners Subadvisory Agreement.”

Subadvisor Compensation. As compensation for its services under the Boston Partners Subadvisory Agreement and the DFA Subadvisory Agreement, Boston Partners is paid, and DFA was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Boston Partners Subadvisory Agreement and the DFA Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have decreased at all asset levels in connection with the Boston Partners Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in the Fund’s Name, Principal Investment Strategies and Advisory Fee

In connection with approving the Boston Partners Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, benchmark, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek long-term capital appreciation.

In connection with the appointment of Boston Partners as subadvisor to the Fund, on May 29, 2024, the name of the Fund changed from “Emerging Markets Value Trust” to “Disciplined Value Emerging Markets Equity Trust.”

Effective May 29, 2024, the Fund’s principal investment strategies changed to the following:

The fund will pursue its objective through a value oriented, research-driven strategy of investing in equity securities and financial instruments with equity like characteristics designed to provide exposure to emerging markets. Securities are selected by the adviser using its “three circles” approach which combines a quantitative screening with a fundamental bottom-up selection process. This investment strategy is grounded in the following principles: (1) low valuation stocks outperform high valuation stocks; (2) companies with strong fundamentals, e.g., high and sustainable returns on invested capital, outperform companies with weak fundamentals; and (3) stocks with positive business momentum, e.g., rising earnings estimates, outperform stocks with negative business momentum. The adviser examines various factors in determining the value characteristics of issuers, including price-to-book value ratios and price-to-earnings ratios. These value characteristics are examined in the context of the issuer’s operating and financial fundamentals, such as return-on-equity and earnings growth and cash flow.

The fund intends, under normal circumstances, to invest at least 80% of its net assets (including borrowings for investment purposes) in the equity securities of emerging market issuers, related derivative instruments and other equity investments that are tied economically to emerging market countries. The adviser considers an emerging market country to include any country that is: 1) generally recognized to be an emerging market country by the international financial community, including the World Bank; 2) classified by the United Nations as a developing country; or 3) included in the MSCI Emerging Markets Index. Due to the unique relationship between China and its separately administered regions, the Adviser includes Hong Kong and Macau as emerging markets, independent of above definitions 1 through 3. The adviser determines that an investment is tied economically to an emerging market if such investment satisfies one or more of the following conditions: 1) the issuer’s primary trading market is in an emerging market; 2) the issuer is organized under the laws of, derives at least 50% of its revenue from, or has at least 50% of its assets in emerging markets; 3) the investment is included in an index representative of emerging markets; and 4) the investment is exposed to the economic risks and returns of emerging markets.

In managing the fund’s portfolio, the adviser will seek to identify mispriced publicly traded equity securities of emerging market companies and purchase securities that the adviser believes will outperform, emphasizing low valuation, positive business momentum and high quality. The fund generally invests in the equity securities of issuers the manager believes are undervalued. The manager applies a bottom-up stock selection process using a combination of fundamental and quantitative analysis of issuer-specific factors such as price-to-book value, price-to-sales and earnings ratios, dividend yields, strength of management, and cash flow.

The fund’s portfolio is rebalanced regularly to maintain the optimal risk/return trade-off. The Adviser assesses each stock’s changing characteristics relative to its contribution to portfolio risk. The Adviser will sell a stock that the adviser believes no longer offers an appropriate return-to-risk tradeoff. The Fund’s investment adviser may engage in active trading, and will not consider portfolio turnover a limiting factor in making decisions for the Fund.

The equity securities in which the fund will invest, which may include equity securities of non-U.S. issuers that are traded in the markets of the United States, include equity securities issued by large-, mid- and small- or micro-cap companies, as well as exchange-traded and over-the-counter common and preferred stocks, warrants, options, rights, convertible securities, sponsored and unsponsored depositary receipts and shares, trust certificates, limited partnership interests, shares of other investment companies (including exchanged-traded funds (ETFs)), real estate investment trusts (REITs) and equity participations. An equity participation is a type of loan that gives the lender a portion of equity ownership in a property, in addition to principal and interest payments. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. The fund may invest in securities of companies operating for three years or less (unseasoned issuers).

The fund may invest up to 20% of its net assets in high yield debt obligations (commonly known as junk bonds), such as bonds and debentures, used by corporations and other business organizations (e.g., trusts or limited liability companies). Such high yield debt obligations are not considered to be investment grade. Junk bonds are rated BB or lower by S&P Global, or have a comparable rating by another nationally recognized statistical rating organization (or, if unrated are determined by the adviser to be of comparable quality at the time of investment). The fund may invest in securities of the lowest rating category, including securities in default. The adviser may, but is not required to, sell a bond or note held by the fund in the event that its credit rating is downgraded. The fund will primarily invest in fixed income instruments, including high yield debt obligations, when the fund believes that such instruments offer a better risk/reward profile than comparable equity opportunities.

To meet margin requirements, redemptions or pending investments, the fund may also temporarily hold a portion of its assets in full faith and credit obligations of the United States government and in short-term notes, commercial paper or other money market instruments.

The adviser will sell a stock when it no longer meets one or more investment criteria, either through obtaining target value or due to an adverse change in fundamentals or business momentum. Each holding has a target valuation established at purchase, which the adviser constantly monitors and adjusts as appropriate.

In general, the fund’s investments will be spread over a number of industries and, as a matter of policy, the Fund is limited to investing less than 25% of its total assets in any one industry, except that the fund may invest in exchange traded funds to the extent permitted by the Investment Company Act of 1940, as amended (1940 Act), and applicable SEC orders.

The fund may participate as a purchaser in initial public offerings of securities (IPOs). An IPO is a company’s first offering of stock to the public.

The fund may invest up to 15% of its net assets in illiquid investments, including investments that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale.

The fund may also seek to increase its income by lending portfolio securities.

The fund will invest in derivatives, including put and call options, futures, contracts for differences, forward contracts and swaps, in lieu of investing directly in a security, currency or instrument, for hedging and non-hedging purposes. Contracts for differences offer exposure to price changes in an underlying security without ownership of such security, typically by providing investors the ability to trade on margin. The fund’s investments in derivative instruments may be leveraged and result in losses exceeding the amounts invested.

Also in connection with the appointment of Boston Partners as subadvisor to the Fund, on March 25-28, 2024, the Board approved a lowering of the advisory fee at all asset levels as well as changes to the Fund’s advisory fee breakpoints, effective as of May 29, 2024 (the “Transition Date”), as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets ($)	Annual rate (%)	Average daily net assets ($)	Annual rate (%)
First 100 million	0.780	First 100 million	0.870
Next 900 million	0.750	Excess over 100 million	0.820
Next 1 billion	0.740
Excess over 2 billion	0.730

The Board also approved changes to the Fund’s subadvisory fee breakpoints, effective as of the Transition Date. The changes to the subadvisory fees and breakpoints result in subadvisory fee rates that are lower than the subadvisory fee rates at all asset levels under the prior agreement.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

Board Consideration of Boston Partners Subadvisory Agreement

At its in-person meeting held on March 25-28, 2024, the Board, including the Independent Trustees, approved the Boston Partners Subadvisory Agreement between the Advisor and Boston Partners with respect to the Fund.

In considering the Boston Partners Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Boston Partners, including comparative performance, fee and expense information of Boston Partners and DFA; performance information for relevant indices; other pertinent information, including comparative performance information for a comparably managed account of Boston Partners; and other information provided by Boston Partners regarding the nature, extent and quality of services to be provided by Boston Partners under the Boston Partners Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Boston Partners to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and were afforded the opportunity to request additional information from management. The Board also received a presentation from Boston Partners at the meeting and asked questions of Boston Partners, which were answered to the Board’s satisfaction. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also discussed the approval of the Boston Partners Subadvisory Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Boston Partners Subadvisory Agreement, the Board, including a majority of the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Boston Partners Subadvisory Agreement

In making its determination with respect to approval of the Boston Partners Subadvisory Agreement, the Board reviewed (i) information relating to Boston Partners’ business; (ii) the historical performance of the Fund under the management of DFA, which included comparative performance information of the Fund and the Fund’s benchmark index and the performance of a comparable account managed by Boston Partners; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and Boston Partners. The Board also considered that the subadvisory fee rates for the Fund under the Boston Partners Subadvisory Agreement: (i) are lower than the rates under the DFA Subadvisory Agreement at all asset levels; (ii) are paid by the Advisor not the Fund; (iii) are the product of an arms-length negotiation between the Advisor and Boston Partners; and (iv) are reasonable. In addition, approval of the Boston Partners Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Boston Partners, the Board considered Boston Partners’ current level of staffing and its overall resources, as well as information relating to the Subadvisor’s compensation program. The Board reviewed Boston Partners’ history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Boston Partners’ investment and compliance personnel who will provide services to the Fund. The Board considered, among other things, Boston Partners’ compliance program and any disciplinary history. The Board also considered Boston Partners’ risk assessment and monitoring processes. The Board reviewed Boston Partners’ regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board took into account its knowledge of Boston Partners due to the fact that Boston Partners serves as subadvisor to certain other funds in the complex and that the Board is generally satisfied with Boston Partners’ portfolio management of those Funds. The Board noted that the Advisor would continue to conduct regular periodic reviews of Boston Partners and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would continue to conduct regular, periodic compliance reviews of Boston Partners and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Boston Partners and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Boston Partners.

The Board considered Boston Partners’ investment process and philosophy. The Board took into account that Boston Partners’ responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Boston Partners’ brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Boston Partners and the profitability to Boston Partners of its relationship with the Fund, the Board noted that the fees under the Boston Partners Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Boston Partners Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s the advisory fees at all asset levels. The Board also noted that the subadvisory fees under the Boston Partners Subadvisory Agreement would be lower than the fees under the DFA Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Boston Partners Subadvisory Agreement with Boston Partners, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Boston Partners from its relationship with the Trust were not a material factor in the Board’s consideration of the Boston Partners Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Boston Partners Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Boston Partners and its affiliates may receive from Boston Partners’ relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Boston Partners. The Board also considered that the subadvisory fee rates to be paid to Boston Partners for managing the Fund are lower than the fee rates previously paid to DFA at all asset levels. The Board also took into account that the Fund’s advisory agreement was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates at all asset levels. The Board also considered the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of DFA and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Boston Partners. The Board also noted Boston Partners’ long-term performance record for a similar account relative to an applicable benchmark index.

Board determinations. The Board’s decision to approve the Boston Partners Subadvisory Agreement was based on a number of determinations, such as information relating to Boston Partners’ business, including the historical performance of the Fund under the management of DFA, relative to the historical performance of the proposed strategy managed by Boston Partners; Boston Partners has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Boston Partners Subadvisory Agreement: (i) are lower than the rates under the DFA Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Boston Partners Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Boston Partners. In addition, the Board considered that approval of the Boston Partners Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels pursuant to an amendment to the advisory agreement.

Additional Information About Boston Partners Global Investors, Inc.

Boston Partners Global Investors, Inc. (“Boston Partners”) is a Delaware limited liability company. The principal offices of Boston Partners are located at One Beacon Street, 30th Floor, Boston, MA 02108.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Boston Partners. The names and principal occupations of the principal executive officers and directors of Boston Partners are listed below. The primary business address is One Beacon Street, 30th Floor, Boston, MA 02108.

Name	Principal Occupation
Joseph Feeney	Chief Executive Officer & Director
Mark Donovan	Director
David Van Hooser	Director
Stan Koyanagi	Director
Ken Lengieza	Chief Compliance Officer
Jeffrey Finley	Director
Gilbert Van Hassel	Director
Kiyoshi Habiro	Director
Mark Kuzminskas	Chief Operating Officer
Greg Varner	Chief Financial Officer, Treasurer
William Connolly	Head of Global Distribution
William G. Butterly	General Counsel, Director of Sustainability & Engagement, Secretary

Similar Investment Companies Managed by Boston Partners. As of July 31, 2024, Boston Partners acts as subadvisor to the following other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Fund Name	AUM as of July 31, 2024
Boston Partners Emerging Markets Equity Fund	$23.50 MM USD

Comparison of DFA Subadvisory Agreement and Boston Partners Subadvisory Agreement

The terms of the Boston Partners Subadvisory Agreement and the DFA Subadvisory Agreement are substantially similar with the exception of the effective dates and the name of the subadvisor. A summary of the material terms of the agreements is below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Boston Partners and DFA generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. The subadvisory agreement provides that subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and determines the composition of the assets of the Fund in accordance with the Fund’s investment objectives, investment policies and limitations set forth in the Trust’s registration statement. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Fund, the Subadvisor (i) obtains and evaluates pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Fund or are under consideration for inclusion in the Fund, (ii) formulates and implements a continuous investment program for the Fund consistent with the investment objectives and related investment policies and limitations for the Fund as described in the Trust’s registration statement, as amended; (iii) takes whatever steps are necessary to implement these investment programs by the purchase and sale of securities (including the placing of orders for such purchases and sales, entering into derivative transactions and by managing all cash); (iv) manage required collateral levels in connection with the investment and reinvestment of the assets of the Fund (applicable for the Boston Partners Subadvisory Agreement); (v) regularly reports to the Trustees with respect to the implementation of these investment programs; and (vi) provides assistance with and making recommendations for the fair value of securities held by the Fund for which market quotations are not readily available or which may be identified for review from time to time by either the Trust or the subadvisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel, required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment, necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers, dealers, future commissions merchants and other counterparties to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and/or brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and/or research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and/or research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Boston Partners Subadvisory Agreement was approved by the Trustees including each of the Independent Trustees at the in-person Board meeting held on March 25-28, 2024 for an initial two-year term. The DFA Subadvisory Agreement was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 27-29, 2023. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHVIT or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHVIT, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor, or its directors, or, any of their officers or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHVIT Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHVIT to comply with Rule 38a-1 under the 1940 Act. The subadvisor will provide the Advisor with notification of commencement of a regulatory examination of the subadvisor by any relevant regulatory authority and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, documentation of any formal review of the Compliance Policies and notification of any material compliance matter that related to the services provided by the subadvisor, including but not limited to, any material violation of the Compliance Policies or of the subadvisor’s code of ethics and/or related code.

John Hancock Variable Insurance Trust 200 Berkeley Street Boston, MA 02116

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 21, 2024

Relating to

DISCIPLINED VALUE EMERGING MARKETS EQUITY TRUST

(FORMERLY EMERGING MARKETS VALUE TRUST)

a series of John Hancock Variable Insurance Trust

200 Berkeley Street

Boston, Massachusetts 02116

Telephone: (800) 344-1029

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Disciplined Value Emerging Markets Equity Trust (the “Fund”), a series of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of May 29, 2024. At an in-person meeting held on March 25-28, 2024, pursuant to the recommendation of John Hancock Investment Management LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Boston Partners Global Investors, Inc. (“Boston Partners”) as subadvisor to the Fund. At the same time, the Board approved the termination of Dimensional Fund Advisors LP (“DFA”) as subadvisor to the Fund.

The appointment of Boston Partners as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Boston Partners.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHVIT has made the Information Statement available to you online at:

https://www.johnhancock.com/content/dam/onejohnhancock/pdfs/xbrl/Notice_Re_DVEME.pdf until 90 days from the date the Notice was first distributed. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the appropriate toll-free number below no later than 90 days from the date the Notice is first distributed.

— For John Hancock USA variable annuity contracts:	(800) 344-1029

— For John Hancock USA variable life contracts:	(800) 732-5543

— For John Hancock NY variable annuity contracts:	(800) 551-2078

— For John Hancock NY variable life contracts:	(800) 732-5543

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first distributed.